Jennison Natural Resources Fund, Inc.
Gateway Center Three
100 Mulberry Street, 9h Floor
Newark, NJ 07102-4077


									August 27, 2007

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

	Re:	Rule 24f-2 Notice for Jennison Natural Resources Fund, Inc.
..
		File Nos. 811-05026  and 033-15166

	On behalf of the Jennison Natural Resources Fund,
Inc. enclosed for filing
under the Investment Company Act of 1940 is one copy of the Rule 24f-2 Notice. This document has been filed using the EDGAR system. Should you have any questions, please contact me at (973) 367-7503.

							Very truly yours,

						             /s/ Grace C. Torres
							Grace C. Torres

	Treasurer and Principal Financial
            Accounting Officer